Exhibit 3.261

State of Delaware

Office of the Secretary of State

I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF LIMITED LIABILITY COMPANY OF “AMG-HILCREST, LLC”, FILED IN THIS OFFICE ON THE FIFTEENTH DAY OF DECEMBER, A.D. 1998, AT 9 O’CLOCK A.M.

	/s/ Edward J. Freel
	Edward J. Freel, Secretary of State

2980168 8100	AUTHENTICATION:	9470217

981485789	DATE:	12-17-98

1

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 12/15/1998
981485789 - 2980168

CERTIFICATE OF FORMATION
OF
AMG - HILCREST, LLC

Under Section 18-201 of the
Delaware Limited Liability Company Act

FIRST:                                                        The name of the limited liability company is AM - Hilcrest, LLC (the “Company”).

SECOND:                                         The address of the registered office of the Company in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805.

THIRD:                                                   The name and address of the Company’s registered agent for service of process is Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of December 15, 1998.

By:	/s/ John M. Franck II
	Name:	John M. Franck II
	Title:	Authorized Person

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “AMG-HILCREST, LLC”, CHANGING ITS NAME FROM “AMG-HILCREST, LLC” TO “OMNIPOINT SURGICAL ASSOCIATES, LLC”, FILED IN THIS OFFICE ON THE EIGHTH DAY OF APRIL, A.D. 2014, AT 3:47 O’CLOCK  P.M.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State
2980168 8100	AUTHENTICATION: 1277937

140444039	DATE: 04-08-14
You may verify this certificate online
at corp.delaware.gov/authver.shtml

1

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:51 PM 04/08/2014
FILED 03:47 PM 04/08/2014
SRV 140444039 - 2980168 FILE

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT

1.                                      Name of Limited Liability Company: AMG-Hilcrest, LLC

2.                                      The Certificate of Formation of the limited liability company is hereby amended as follows:

Article 1 is deleted in its entirety and replaced with the following:

1. The name of the limited liability company is OmniPoint Surgical Associates, LLC

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 8th day of April, A.D. 2014.

By:	/s/ Kathy Teague
Authorized Person(s)

Name:	Kathy Teague
Print or Type